Exhibit 10.1

March 22, 2019

Travis Bowman, Controller
Associated Food Stores, Inc.
1850 West 2100 S.

Salt Lake City, UT 84119

Ladies and Gentlemen,

1.       We hereby establish, at the request and for the account of Dougherty's Pharmacy, Inc., (the "Applicant") our Irrevocable Letter of Credit No. 444801 (the "Letter of Credit") in the initial amount of $825,000.00 (the "Letter of Credit Amount") effective as of the date referenced above, and expiring on March 22, 2020 (the "Expiration Date"). Notwithstanding the foregoing, this Letter of Credit shall be automatically renewed for additional periods of one year upon the Expiration Date and upon each anniversary of such date, unless at least sixty (60) days prior to the Expiration Date or anniversary thereof, as applicable, we notify you in writing that we elect not to renew his Letter of Credit for such additional period. Upon any such renewal, all references to the "Expiration Date" here in shall be deemed to refer to the Expiration Date as extended by such renewal. In the event that Lender elects to not renew the Letter of Credit, Beneficiary would be permitted to present the Letter of Credit for payment without the documentation required in Section 2 below. In addition, this letter of credit will be reduced by $100,000 at each anniversary of the Effective Date of this letter of credit (for the avoidance of doubt, as an example, during the second year after the Effective Date, the Letter of Credit may be at least $725,000.00 and in the third year, at least $625,000.00). Said decrease of this letter of credit shall be effective without any further action on the part of the Lender or notice to any party.

2.       We irrevocably authorize you to draw upon us, in an aggregate amount not to exceed the Letter of Credit Amount, and in accordance with the terms and conditions set forth herein in multiple drawings by your draft in the form of Exhibit A hereto (the "Draft"), payable at sight on a Business Day, accompanied by a completed certificate in the form of Exhibit B hereto (the "Certificate") and the following documents (collectively the "Required Documents"):

A.	Associated Food Stores, Inc. (AFS) is to present to the bank: A copy of the written notice sent by "Certified Mail" or delivered in person from AFS stating that Applicant is in default of its payment obligations for purchase of inventory.

B.	AFS is to present to the bank: A notarized statement from AFS stating the following: "The Payment Default as per the prior written notice previously sent to Company remains uncured and remains in default after a 10 day period has passed from the date of the said written notice as previously presented and received by Company.

The Draft and Certificate must be in writing and signed by you. As used in this Letter of Credit, "Business Day" means any day other than a Saturday, Sunday or holiday on which LegacyTexas Bank is open for business with the public in Plano, Texas and "in writing" includes a transmission by telecopier.

P.O. Box 869105, Plano, TX 75086-9105 1972.578 5000 I 800.578.9009 I LegacyTexas.com
Member FDIC I C1' Equal Housing Lender I NMLS: 440732

1

3.       Funds under this Letter of Credit are available to you against your Draft and Certificate. The Draft and Certificate are to bear the date of presentation, and are to be presented in person, with the original of this Letter of Credit, on or prior to the Expiration Date, to our Letter of Credit Department at 2101 Custer Road, Plano, TX 75075.

Upon receiving this Letter of Credit, the Required Documents, and your Draft and Certificate in strict conformity with the terms of this Letter of Credit on or prior to the Expiration Date and on or before 5:00 pm, Central Time, on a Business Day, on or prior to the time set forth in Paragraph 4 we either will honor the presentation through a credit to the account designated in your Draft or give written notice of discrepancies pursuant to Paragraph 4 which written notice shall include the return of the Letter of Credit.

4.       If a presentation pursuant to Paragraph 3 does not conform to the terms and conditions of this Letter of Credit, we will notify you of discrepancies in writing by a notice of dishonor in substantially the form of Exhibit C hereto not later than 5:00 pm, Central Time, on the fifth (5`h) Business Day following the Business Day of presentation. Prior to the Expiration Date, or within five (5) Business Days after receiving notice of dishonor, whichever is later, you may correct discrepancies and again present the Draft and other documents in accordance with Paragraph 3.

5.       Only you may draw upon this Letter of Credit. After payment to the account designated by your Draft of the amount specified in your Draft, we will issue a new Letter of Credit under all of the same terms and conditions as contained herein in an amount equal to the remaining available balance which is the original Letter of Credit Amount set forth above less all payments made to date pursuant to the Letter of Credit and each replacement thereof. After payment to the account designated by your Draft of the full amount specified in this Letter of Credit, we shall be fully discharged from our obligations under this Letter of Credit. No person shall be deemed a third party beneficiary hereunder and no person other than Beneficiary may enforce a draw upon the Letter of Credit.

6.       This Letter of Credit is governed by the laws of the State of Texas that are in force upon the date of this Letter of Credit. The Uniform Customs and Practices for Documentary Credits (2007 Revision), International Chamber of Commerce, Publication No. 600 (the "UCP"), governs this Letter of Credit to the extent permitted by the Texas enactment of Article 5 of the Uniform Commercial Code in force upon the date of this Letter of Credit. In the event of any conflict between the UCP and the Texas Uniform Commercial Code, the UCP shall control except as prohibited by the Texas Uniform Commercial Code.

7.       This Letter of Credit sets forth our full and complete undertaking. This undertaking shall not in any way be modified, amended, amplified, or limited by the reference herein to any document, instrument, or agreement, (including, without limitation the Contract), except Exhibits A, B, C and D and consistent provisions of the UCP. This Letter of Credit may only be amended by an amendment signed by us and consented to in writing by you and the Applicant.

8.       Any notice or demand required hereunder shall be in writing and deemed to be given when deposited in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to the issuer or the beneficiary, as the case may be, at the address set forth herein, or at such other address as such party may hereafter give by written notice in accordance herewith. Any other method of delivery or demand shall be effective only when actually received by the recipient thereof. Notwithstanding the foregoing, draws on this Letter of Credit may only be submitted in person by an Officer of Beneficiary pursuant to Section 3.

2

9.       We are not responsible for the performance or nonperformance of any underlying contract, arrangement or transaction, any act or omission of others, or the observance or knowledge of the usage of a particular trade other than the standard practice of financial institutions that regularly issue letters of credit. Notwithstanding anything contained in this Letter of Credit or related documents, we shall not be liable for consequential damages.

10.       All charges and commissions of issuer incurred in this transaction are for the Applicant's account.

Very truly yours,

LEGACY TEXAS BANK

By: /s/ Leah Smith

Name: Leah Smith

Title: Vice President

ADDRESSES FOR NOTICE

ISSUER:	BENEFICIARY:
LegacyTexas Bank	Travis Bowman, Controller
Attn: Leah Smith	Associated Food Stores, Inc.
2101 Custer Road	1850 West 2100 S.
Plano, TX 75075	Salt Lake City, UT 84119

3

EXHIBIT A

TO

LETTER OF CREDIT No. 444801

FORM OF DRAFT

$__________	Plano, TX __________, 20

At sight pay to Account No. __________at_______, the sum of [*Amount In Words] ($[*Amount in Numbers*]). Drawn under the LegacyTexas Bank Irrevocable Letter of credit No. 444801 dated March 22, 2019. The amount of this draft does not exceed the amount available to be drawn by the undersigned beneficiary under the Letter of Credit.

By: _______________________

Name: _____________________

Title: ______________________

To:	LEGACYTEXAS BANK
Attn: Leah Smith
2101 Custer Road
Plano, TX 75075

4

EXHIBIT B

TO

LETTER OF CREDIT No. 444801

FORM OF CERTIFICATE

The undersigned, a duly authorized officer of Associated Food Stores, Inc. ("Beneficiary"), hereby certifies to LegacyTexas Bank (the "Bank"), with reference to Irrevocable Letter of Credit No. 444801 (the "Letter of Credit") (the terms defined therein and not otherwise defined herein being used as therein defined), issued by the Bank in favor of Beneficiary, the following:

1)	Attached hereto are the Required Documents as required by the Letter of Credit, which are originals or, if permitted by the Letter of Credit, true and correct copies thereof;

2)	This certification is in conformity with the Letter of Credit;

3)	Dougherty's Pharmacy, Inc. has defaulted in the payment of [*The Amount Requested Pursuant to the Draft Accompanying this Certificate*], which is due to Beneficiary pursuant to [*Describe Contract/Lease/Or other Document*].

4)	Items described specifically in 2. A and B of the Original Letter of Credit.

IN WITNESS WHEREOF, Beneficiary has executed and delivered this certificate as of the day of _________, 20__.

Associated Food Stores, Inc.

By: _____________________

Name: ____________________

Title:_____________________

5

EXHIBIT C

TO

LETTER OF CREDIT No. 444801

FORM OF NOTICE OF DISHONOR

Travis Bowman, Controller
Associated Food Stores, Inc.
1850 W. 2100 S.

Salt Lake City, UT 84119

Re:	Irrevocable Letter of Credit No. 444801

Ladies and Gentlemen:

You are hereby notified that we will not honor your demand for payment under the above- referenced Letter of Credit as evidenced by your Draft and Certificate dated __________, 20 which Draft and Certificate did not comply strictly with the terms and conditions of the Letter of Credit because:

We [use as applicable: herewith return/are holding at your disposal] your Draft, Certificate and the following Required Documents which were presented to us:

1
2
3

LEGACY TEXAS BANK

By: __________________

Name: Leah Smith

Title: Vice President

6